Exhibit 24.1

POWER OF ATTORNEY

Fornebu, Norway

The undersigned, Morten Karlsen Sørby, in his capacity as Chairman of the Board of Directors of Telenor East Holding II AS (the “Company”), hereby makes, constitutes and appoints GAUTE S. GRAVIR as the Company’s true and lawful agent and attorney-in-fact, with full power and authority to act hereunder, each in his discretion, to execute in the name and on behalf of the Company all documents, certificates, instruments, statements, filings and agreements (“documents”) to be filed with or delivered to any foreign or domestic governmental or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory requirement, in each case, relating to the Company’s ownership interest in VimpelCom Ltd., and any other documents relating or ancillary thereto, including but not limited to, all filings required to be made with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 (the “Act”) and the rules and regulations promulgated thereunder, including, without limitation, all documents required to be filed with the SEC pursuant to Section 13(d), 13(e) or 14 of the Act, including, without limitation, any joint filing agreements.

This Power of Attorney shall be valid for two years from the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 7th day of June 2016.

/s/ Morten Karlsen Sørby

Morten Karlsen Sørby

Chairman of the Board of Directors

Telenor East Holding II AS